UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 11, 2018

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 11, 2018, Corium International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gurnet Holding Company, a Delaware corporation (“Parent”), and Gurnet Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent in a two-step transaction, consisting of a tender offer followed immediately by a merger (the “Merger”).  The Merger Agreement was approved unanimously by the Company’s Board of Directors (the “Board”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence a tender offer (the “Offer”) to purchase any and all of the shares of the Company’s outstanding common stock, par value $0.001 per share (the “Shares”), at a purchase price of (i) $12.50 per Share (the “Closing Amount”) in cash, net of applicable withholding taxes and without interest plus (ii) one contingent value right per Share (a “CVR”), which shall represent the right to receive $0.50 per share in cash, net of applicable withholding taxes and without interest, pursuant to the Contingent Value Rights Agreement (as defined and described below) to be entered into between Parent and Rights Agent (as defined below) (the Closing Amount plus one CVR, collectively, the “Merger Consideration”).

The Offer will initially remain open for 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, Merger Sub may, and if requested by the Company, will, extend and re-extend the expiration time of the Offer (the “Expiration Time”) to permit the satisfaction of all Offer conditions, subject to certain specified circumstances in the Merger Agreement.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary offer conditions (the “Conditions”), including among others: (i) Shares have been validly tendered and received in the Offer and not withdrawn prior to the Expiration Time that, when added to the Shares, if any, owned by Parent and its affiliates, represent at least a majority of the Shares outstanding, (ii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the transactions has expired or been terminated, (iii) the absence of any order, injunction, judgment or other similar legal restraints by any governmental authority of competent jurisdiction or applicable law shall be in effect that would make the Offer or the Merger illegal or otherwise prevent the consummation of the Offer or the Merger, (iv) since the date of the Merger Agreement, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement), (v) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect) and (vi) the Company’s performance of its covenants, obligations and agreements under the Merger Agreement in all material respects prior to the effective time of the Merger (the “Effective Time”). The consummation of the Offer and Merger is not subject to a financing condition.

Following the consummation of the Offer, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the General Corporation Law of the State of Delaware, without a meeting or vote of the Company’s stockholders. This Merger will be effected as soon as practicable following the acceptance of the Shares validly tendered and not withdrawn in the Offer (the “Offer Acceptance Time”).

At the Effective Time, each issued and outstanding Share (other than Shares tendered and accepted for payment by Merger Sub pursuant to the Offer, Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, the Company or held as treasury stock immediately prior to the Effective Time, and Shares owned by a holder who has properly demanded appraisal) will automatically be converted into the right to receive the Merger Consideration. In addition, at the Effective Time, (i) each option to purchase Shares that is vested and outstanding will be cancelled and converted into the right to receive (1) an amount in cash equal to the product of (x) the number of Shares issuable under such option multiplied by (y) the excess of (A) the Closing Amount over (B) the per share exercise price of such option plus (2) one CVR for each Share issuable under such option, (ii) each vested restricted stock unit (“RSU”) corresponding to Shares that has not yet settled will be cancelled and converted into the right to receive (1) an amount in cash equal to the product of (x) the number of Shares issuable under such RSU multiplied by (y) the Closing Amount plus (2) one CVR for each Share issuable under such RSU, (iii)  each unvested option that is unexpired, unexercised and outstanding will be converted into and substituted for the right to receive an amount equal to the product of (x) the number of Shares issuable under such option multiplied by (y) the excess of (A) the Closing Amount over (B) the per share exercise price of such option, and (iv) each unvested RSU outstanding that has not yet been settled will be converted into and substituted for the right to receive an amount equal to the product of (x) the number of Shares issuable under such RSU multiplied by (y) the Closing Amount. The payments in respect of unvested options and unvested RSUs shall be paid over the remaining vesting periods of such awards

(with full acceleration of any unvested portion thereof if, within 12 months following the Effective Time, the employee is terminated without cause or the employee resigns for good reason) and subject to generally the same terms and conditions as applied to the awards prior to the Effective Time. The Company’s Employee Stock Purchase Plan will terminate with a final purchase date to occur prior to the closing of the Merger.

Following the consummation of the Merger, the Company will also offer to repurchase all of its $120 million in convertible notes in accordance with the terms of the indenture governing such convertible notes.

Pursuant to and subject to the terms and conditions of the Merger Agreement, the Company has agreed, among other things, (i) to carry on its business in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger; (ii)  subject to the Board’s obligations to comply with its fiduciary duties, to recommend that the Company’s stockholders accept the Offer and to tender all of their Shares pursuant to the Offer, in each case subject to certain customary exceptions set forth in the Merger Agreement; (iii) not to solicit alternative Acquisition Proposals (as defined in the Merger Agreement), and (iv) to certain customary restrictions on its ability to respond to any unsolicited Acquisition Proposal.  The Merger Agreement also contains customary representations, warranties and covenants of each of the Company, Parent and Merger Sub.

The Merger Agreement also contains certain customary termination rights for both Parent and the Company, including, among others, by either Parent or the Company upon the failure of the Offer conditions to be satisfied or validly waived on or before April 11, 2019, or by the Company to enter into an alternative transaction that constitutes a “Superior Proposal” (as defined in the Merger Agreement).

Upon termination of the Merger Agreement under specified circumstances, including, among other things, (i) a termination by the Company to enter into an alternative transaction that constitutes a “Superior Proposal” and (ii) a termination by the Parent as a result of the Board changing its recommendation to the Company’s stockholders in favor of the Offer, the Company is required to pay Parent a termination fee of $19 million.

Parent has obtained an equity financing commitment from Gurnet Point Capital, L.P. to fund the transactions contemplated by the Merger Agreement. The Company is entitled to enforce this commitment if the conditions to the Offer and the Merger are satisfied or waived.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company, Parent or Merger Sub. In particular, the representations, warranties and covenants contained in the Merger Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Merger Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement rather than establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures the Company.  Accordingly, the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

Contingent Value Rights Agreement

At or prior to the Offer Acceptance Time, Parent and Continental Stock Transfer & Trust Company (the “Rights Agent”) will enter into a Contingent Value Rights Agreement (the “CVR Agreement”). Pursuant to the CVR Agreement, each holder of a CVR will be entitled to receive $0.50 per Share, upon the approval of the New Drug Application for Corplex Donepezil by the U.S. Food and Drug Administration, on or prior to March 31, 2020. The CVR will not be transferable, except in limited circumstances, and will not be registered with the SEC.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Tender and Support Agreement

In connection with the execution of the Merger Agreement, Essex Woodlands Health Ventures Fund VII, LP. (“Essex Woodlands”) has entered into a Tender and Support Agreement, dated as of October 11, 2018, with Parent and Merger Sub (the “Support Agreement”). Subject to the terms and conditions of the Support Agreement, Essex Woodlands has agreed, among other things, to tender its Shares into the Offer and Essex Woodlands has agreed not to vote any of its Shares in favor of (i) the approval of any Acquisition Proposal other than the Merger, (ii) any corporate action submitted for approval by stockholders of the Company, the consummation of which would impede, interfere with, prevent or delay the consummation of the Transactions or (iii) any other corporate action submitted for approval by stockholders of the Company, substantially facilitating any of the foregoing matters. As of October 10, 2018, approximately 26% of the outstanding Shares are subject to the Support Agreement. The Support Agreement will terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 2.3 hereto and is incorporated herein by reference.

Item 8.01   Other Events.

On October 11, 2018, the Company issued a press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Exhibit Title
2.1*	Agreement and Plan of Merger, dated October 11, 2018, by among Gurnet Holding Company, Gurnet Merger Sub, Inc. and Corium International, Inc.
2.2	Form of Contingent Value Rights Agreement by and between Gurnet Holding Company and Continental Stock Transfer & Trust Company.
2.3	Tender and Support Agreement, dated October 11, 2018, by and among Gurnet Holding Company, Gurnet Merger Sub, Inc. and Essex Woodlands Health Ventures Fund VII, LP.
99.1	Press Release, dated October 11, 2018, issued by Corium International, Inc. and related to the proposed acquisition.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company’s common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Merger Sub will file with the SEC. At the time the tender offer is commenced, Merger Sub will file tender offer materials on Schedule TO, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The tender offer materials will be made available to all holders of the Company’s common stock at no expense to them and also will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by directing a written request to the Company at 235 Constitution Drive, Menlo Park, California 94025, or by telephone at (650) 298-8255.  In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, the Company’s annual, quarterly and current reports and other information with the SEC. These filings with the SEC are available to the public for free at the SEC’s website at www.sec.gov.

Cautionary Notice Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the expected benefits and costs of the proposed transaction contemplated by the agreement between Parent and the Company; the expected timing of the completion of the proposed transaction; the ability of Parent and the Company to complete the proposed transaction given the various closing conditions, some of which are outside the parties’ control, including those conditions related to regulatory approvals; the likelihood that the milestones underlying the CVR will be achieved; and any statements regarding the assumptions underlying any of the foregoing. Statements containing words such as “could,” “believe,” “expect,” “intend,” “anticipate,” “will,” “may,” or similar expressions constitute forward-looking statements. Forward-looking statements are based on management’s current expectations and projections and are subject to risks and uncertainties, which may cause actual events and results to differ materially from the statements contained herein. Factors that may contribute to such differences include, but are not limited to, risks related to (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders that will support the proposed transaction and tender their shares; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement between Parent and the Company, including in circumstances that would require the Company to pay a termination fee or other expenses; (vii) the failure to obtain the necessary financing to complete the proposed transaction; (viii) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its partners, suppliers, licensees and others with whom it does business, or its operating results and business generally; (ix) risks related to diverting management’s attention from the Company’s ongoing business operations; (x) the risk that unexpected costs will be incurred in connection with the proposed transaction; (xi) changes in economic conditions, political conditions, regulatory requirements, licensing requirements and tax matters; (xii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability and (xiii) other factors as set forth from time to time in the Company’s filings with the SEC, which are available on the Company’s investor relations website at www.ir.coriumgroup.com/investor-relations and on the SEC’s website at www.sec.gov. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, the Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

EXHIBIT INDEX

Exhibit No.	Exhibit Title

2.1*	Agreement and Plan of Merger, dated October 11, 2018, by among Gurnet Holding Company, Gurnet Merger Sub, Inc. and Corium International, Inc.
2.2	Form of Contingent Value Rights Agreement by and between Gurnet Holding Company and Continental Stock Transfer & Trust Company.
2.3	Tender and Support Agreement, dated October 11, 2018, by and among Gurnet Holding Company, Gurnet Merger Sub, Inc. and Essex Woodlands Health Ventures Fund VII, LP.
99.1	Press Release, dated October 11, 2018, issued by Corium International, Inc. and related to the proposed acquisition.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: October 11, 2018		/s/ Peter D. Staple
	By:	Peter D. Staple
Chief Executive Officer